EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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TF Financial Corporation


                                                 Percentage    Jurisdiction of
Subsidiaries                                     Owned         Incorporation
------------                                     --------      ---------------

Third Federal Savings Bank (a)                   100%          United States

TF Investments Corporation (a)                   100%          Delaware

Teragon Financial Corporation (a)                100%          Pennsylvania

Penns Trail Development Corporation (a)          100%          Delaware

Third Delaware Corporation (a)(b)                100%          Delaware

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(a)      The  operations  of this  subsidiary  are included in the  consolidated
         financial   statements   contained   in  the  2001  Annual   Report  to
         Stockholders incorporated herein by reference.

(b) Third Delaware Corporation is a wholly-owned subsidiary of Third Federal Savings Bank.